UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2006

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State of Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

118-29 Queens Boulevard, Forest Hills, New York 11375
    (Address of principal executive offices)    (Zip Code)

(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2006, the Board of Directors of JetBlue Airways Corporation appointed Mr. John Harvey as the Company’s Executive Vice President and Chief Financial Officer. Mr. Harvey, age 40, previously served as the Company’s Senior Vice President, Corporate Finance and Treasurer since March 2006, and as Vice President, Corporate Finance and Treasurer from January 2004 to March 2006 and from 1999 to September 2003. Mr. Harvey succeeds Mr. John Owen, who had served as the Company’s Executive Vice President and Chief Financial Officer since its inception in 1998, until his appointment as Executive Vice President — Supply Chain and Information Technology of the Company on May 10, 2006. The full text of our press release announcing these new appointments of executive officers is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Mr. Harvey does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Harvey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 11, 2006 announcing JetBlue Airways Corporation’s appointment of John Harvey as Executive Vice President and Chief Financial Officer and John Owen as Executive Vice President — Supply Chain and Information Technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: May 12, 2006	By:	/s/ HOLLY NELSON Senior Vice President and Controller (principal accounting officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated May 11, 2006 announcing JetBlue Airways Corporation’s appointment of John Harvey as Executive Vice President and Chief Financial Officer and John Owen as Executive Vice President — Supply Chain and Information Technology.